Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, FEBRUARY 26, 2019

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2018

Williamsburg, Virginia – February 26, 2019 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the fourth quarter and year ended December 31, 2018. The Company’s results include the following*:

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$43,466	$38,160	$178,173	$154,267
Net loss available to common stockholders	(3,768)	(3,937)	(5,720)	(3,339)

EBITDA	7,185	7,363	40,347	34,276
Hotel EBITDA	10,247	10,003	47,684	40,989

FFO available to common stockholders and unitholders	1,357	107	14,041	12,418
Adjusted FFO available to common stockholders and unitholders	1,877	3,333	15,923	15,664

Net loss per common share	$(0.28)	$(0.29)	$(0.42)	$(0.24)
FFO per common share and unit	$0.09	$0.01	$0.92	$0.80
Adjusted FFO per common share and unit	$0.12	$0.22	$1.04	$1.00

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) available to common stockholders and unitholders, adjusted FFO available to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

Revenue and RevPAR.  For the three-month period ending December 31, 2018, Total Revenue increased 13.9% over the three-month period ending December 31, 2017.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the performance of the rooms participating in our rental program at the Hyde Resort & Residences, during the three-month period ending December 31, 2018, increased 6.0% over the three months ended December 31, 2017, to $100.10 reflecting a 3.8% increase in occupancy and a 2.2% increase in average daily rate (“ADR”). For the twelve-month period ending December 31, 2018, RevPAR increased 7.4% over the twelve months ended December 31, 2017, to $109.20 driven by a 0.4% increase in occupancy and a 6.9% increase in ADR.

•

Common Dividends. On January 29, 2019, the Company announced a quarterly dividend (distribution) on its common stock (and units) of $0.125 per share (and unit) to stockholders (and unitholders) of record as of March 15, 2019, payable on April 11, 2019.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $10.2 million during the three-month period ending December 31, 2018, hotel EBITDA increased 2.4% or approximately $0.2 million, over the three months ended

December 31, 2017. For the twelve-month period ending December 31, 2018, hotel EBITDA increased 16.3%, or approximately $6.7 million, over the twelve months ended December 31, 2017.
•

EBITDA. The Company generated EBITDA of approximately $7.2 million during the three-month period ending December 31, 2018, a decrease of 2.4% or approximately $(0.2) million compared to the three months ended December 31, 2017. For the twelve-month period ending December 31, 2018, EBITDA increased 17.7% or approximately $6.1 million from the twelve months ended December 31, 2017.

•

Adjusted FFO available to common stockholders and unitholders. For the three-month period ending December 31, 2018, Adjusted FFO available to common stockholders and unitholders decreased 43.7% or approximately $1.5 million from the three months ended December 31, 2017. For the twelve-month period ending December 31, 2018, adjusted FFO available to common stockholders and unitholders increased 1.6% or approximately $0.3 million from the twelve months ended December 31, 2017.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “Sotherly had a solid fourth quarter, which resulted in Adjusted FFO of $1.04 per common share and unit for the year, which is within the Company’s original guidance issued in February 2018. Many of the financial metrics that we view as indicative of the Company’s performance showed positive year-over-year movement in the fourth quarter, including Total Revenue, RevPAR, EBITDA, Hotel EBITDA, and FFO. RevPAR outpaced the industry for the fourth quarter, with an increase of 6.0% over the same period in 2017.”

Balance Sheet/Liquidity

At December 31, 2018, the Company had approximately $37.9 million of available cash and cash equivalents, of which approximately $4.1 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $392.6 million in outstanding debt at a weighted average interest rate of approximately 5.13%.

On August 31, 2018, we entered into a Sales Agency Agreement, with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), under which the Company may sell from time to time through Sandler O’Neill, as sales agent, shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $5,000,000 and up to 400,000 shares of the Company’s 7.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share.  Through December 31, 2018, the Company sold 88,297 shares of common stock and 52,141 shares of Series C Preferred Stock, for aggregate proceeds of approximately $1.9 million.

On December 12, 2018, the Company authorized the extension of the Company’s stock repurchase program, which was originally announced in December 2016, authorizing the Company to purchase up to $10.0 million of its outstanding common stock, par value $0.01 per share, at prevailing prices on the open market or in privately negotiated transactions, at the discretion of management.  As of December 12, 2018, the Company had repurchased shares of the Company’s common stock at an aggregate cost of approximately $5.9 million pursuant to the stock repurchase program, leaving a balance of approximately $4.1 million of its common stock that may be repurchased.  As of December 31, 2018, the Company had approximately 14.2 million shares outstanding.

Portfolio Update

At the Company’s hotel in Tampa, Florida, renovations are underway for an estimated $11.3 million renovation project in anticipation of a planned conversion in June 2019 of the Crowne Plaza Tampa Westshore to Hotel Alba, which we expect to become a member of the Tapestry Collection by Hilton.  As of December 31, 2018, we incurred costs totaling approximately $7.5 million toward this renovation.

2019 Outlook

Set forth below is the Company’s guidance for 2019.  The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2019 calendar year forecasts by STR for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2019, in thousands of dollars, except per share and RevPAR data:

	2019 Guidance
	Low Range	High Range

Total revenue	$184,247	$187,053
Net income	1,511	2,099
Net loss available to common stockholders and unitholders	(4,631)	(4,043)

EBITDA	43,136	44,074
Hotel EBITDA	49,186	50,224

FFO available to common stockholders and unitholders	15,369	15,957
Adjusted FFO available to common stockholders and unitholders	15,939	16,877

Net loss per share available to common stockholders	$(0.30)	$(0.26)
FFO per common share and unit	$0.98	$1.02
Adjusted FFO per common share and unit	$1.02	$1.08
Rev PAR	$109.60	$110.49
Hotel EBITDA margin	26.7%	26.9%

Earnings Call/Webcast

The Company will conduct its fourth quarter 2018 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, February 26, 2019. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on February 26, 2019 through February 25, 2020. To access the rebroadcast, dial 877-344-7529 and enter conference number 10127127.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until February 25, 2020.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, and an interest in the Hyde Resort & Residences, a luxury condo hotel. The Company owns hotels that operate under the Hilton Worldwide, InterContinental Hotels Group and Marriott International, Inc. brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with adverse weather conditions, including hurricanes; the availability and terms of financing and capital and the general volatility of the securities markets; the Company’s intent to repurchase shares from time to time; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017

ASSETS
Investment in hotel properties, net	$435,725,814	$357,799,512
Cash and cash equivalents	33,792,773	29,777,845
Restricted cash	4,075,508	3,651,197
Accounts receivable, net	6,766,696	5,587,077
Accounts receivable - affiliate	262,572	394,026
Prepaid expenses, inventory and other assets	5,262,884	7,292,565
Favorable lease assets, net	2,465,421	—
Deferred income taxes	5,131,179	5,451,118
TOTAL ASSETS	$493,482,847	$409,953,340
LIABILITIES
Mortgage loans, net	$364,828,845	$297,318,816
Unsecured notes, net	23,894,658	—
Accounts payable and accrued liabilities	16,268,096	13,813,623
Advance deposits	2,815,283	1,572,388
Dividends and distributions payable	3,409,593	3,073,483
TOTAL LIABILITIES	$411,216,475	$315,778,310
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized;
8.0% Series B cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,610,000 shares issued and outstanding at December 31, 2018 and 2017, respectively	16,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,352,141 and 1,300,000 shares issued and outstanding at December 31, 2018 and 2017, respectively	13,521	13,000
Common stock, par value $0.01, 49,000,000 shares authorized, 14,209,378 shares and 14,078,831 shares issued and outstanding at December 31, 2018 and 2017, respectively	142,093	140,788
Additional paid-in capital	147,281,247	146,249,339
Unearned ESOP shares	(4,379,742)	(4,633,112)
Distributions in excess of retained earnings	(61,248,553)	(48,765,860)
Total Sotherly Hotels Inc. stockholders’ equity	81,824,666	93,020,255
Noncontrolling interest	441,706	1,154,775
TOTAL EQUITY	82,266,372	94,175,030
TOTAL LIABILITIES AND EQUITY	$493,482,847	$409,953,340

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

REVENUE
Rooms department	$28,751,074	$24,360,641	$120,993,460	$105,727,372
Food and beverage department	10,284,968	9,608,761	38,134,813	34,513,695
Other operating departments	4,429,933	4,190,302	19,044,848	14,025,626
Total revenue	43,465,975	38,159,704	178,173,121	154,266,693
EXPENSES
Hotel operating expenses
Rooms department	7,583,927	6,420,838	30,334,309	26,673,727
Food and beverage department	7,341,457	6,666,781	28,090,145	24,585,923
Other operating departments	1,549,465	782,820	6,419,502	4,405,515
Indirect	16,744,463	14,286,495	65,645,500	57,612,203
Total hotel operating expenses	33,219,312	28,156,934	130,489,456	113,277,368
Depreciation and amortization	5,101,469	4,291,071	20,884,643	16,999,619
Loss on disposal of assets	515,565	1,438,323	511,749	1,489,892
Corporate general and administrative	1,614,705	1,453,385	6,180,962	6,335,926
Total operating expenses	40,451,051	35,339,713	158,066,810	138,102,805
NET OPERATING INCOME	3,014,924	2,819,991	20,106,311	16,163,888
Other income (expense)
Interest expense	(5,382,604)	(3,900,567)	(19,953,746)	(15,727,628)
Interest income	116,258	92,415	352,951	218,656
Loss on early extinguishment of debt	—	(950,261)	(753,133)	(1,178,348)
Unrealized gain (loss) on hedging activities	(950,928)	2,364	(808,958)	(28,384)
Gain (loss) on sale of assets	—	(1,574)	—	76,233
Gain on involuntary conversion of assets	19,202	1,201,061	917,767	2,242,876
Net (loss) income before income taxes	(3,183,148)	(736,571)	(138,808)	1,767,293
Income tax benefit (provision)	412,696	(2,319,694)	(469,349)	(1,737,804)
Net (loss) income	(2,770,452)	(3,056,265)	(608,157)	29,489
Less: Net loss attributable to the noncontrolling interest	472,794	486,379	718,093	413,014
Net (loss) income attributable to the Company	(2,297,658)	(2,569,886)	109,936	442,503
Distributions to preferred stockholders	(1,470,507)	(1,366,639)	(5,829,914)	(3,781,639)
Net loss available to common stockholders	$(3,768,165)	$(3,936,525)	$(5,719,978)	$(3,339,136)
Net loss per share available to common stockholders
Basic	$(0.28)	$(0.29)	$(0.42)	$(0.24)
Weighted average number of common shares outstanding
Basic	13,594,651	13,699,225	13,517,488	13,829,100

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2018 and 2017, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), as well as the ten wholly-owned properties in the portfolio that were under the Company’s control during the three and twelve months ended December 31, 2018 and the corresponding periods in 2017 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Hampton Marina which was sold in February 2017, our interest in the Hyde Resort & Residences which was acquired on January 30, 2017, or the Hyatt Centric Arlington which we acquired in March 2018.  The composite portfolio metrics represent all of the Company’s wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences during the three and twelve months ended December 31, 2018 and the corresponding periods in 2017.

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Actual Portfolio Metrics
Occupancy %	66.3%	64.0%	70.3%	70.4%
ADR	$149.38	$145.71	$151.93	$144.03
RevPAR	$99.02	$93.30	$106.77	$101.44
Same-Store Portfolio Metrics
Occupancy %	65.3%	64.0%	69.0%	70.6%
ADR	$146.69	$145.71	$148.57	$144.21
RevPAR	$95.84	$93.30	$102.52	$101.88
Composite Portfolio Metrics
Occupancy %	64.7%	62.4%	69.1%	68.8%
ADR	$154.60	$151.21	$158.02	$147.77
RevPAR	$100.10	$94.42	$109.20	$101.70

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and twelve months ended December 31, 2018, 2017 and 2016, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q4 2018	Q4 2017	Q4 2016
	YTD	YTD	YTD
Crowne Plaza Tampa Westshore Tampa, Florida	64.7%	78.7%	67.2%
	71.9%	79.1%	74.6%
The DeSoto Savannah, Georgia	56.5%	61.6%	63.0%
	61.6%	66.6%	71.5%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	78.2%	78.0%	72.0%
	81.6%	79.9%	77.4%
DoubleTree by Hilton Laurel Laurel, Maryland	66.4%	57.8%	52.7%
	66.8%	64.9%	60.5%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	74.0%	72.2%	67.7%
	78.2%	75.5%	77.0%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	71.0%	69.9%	66.9%
	74.8%	74.2%	70.0%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	62.6%	61.0%	73.2%
	69.2%	72.1%	79.6%
Georgian Terrace Atlanta, Georgia	63.9%	67.0%	70.2%
	67.9%	70.6%	70.8%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	64.2%	61.8%	61.9%
	63.9%	68.3%	70.5%
Hyatt Centric Arlington (1) Arlington, Virginia	74.8%	76.0%	65.7%
	83.8%	84.0%	79.5%
Sheraton Louisville Riverside Jeffersonville, Indiana	58.5%	48.6%	53.8%
	60.6%	63.8%	63.1%
The Whitehall Houston, Texas	54.6%	41.2%	52.3%
	57.5%	58.1%	54.4%
Hyde Resort & Residences (2) Hollywood Beach, Florida	39.3%	38.4%	N/A
	49.8%	37.9%	N/A
All properties weighted average (1)	65.6%	58.4%	64.7%
	70.2%	67.4%	71.6%

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

ADR

	Q4 2018	Q4 2017	Q4 2016
	YTD	YTD	YTD
Crowne Plaza Tampa Westshore Tampa, Florida	$116.92	$116.39	$115.81
	$124.72	$119.85	$116.15
The DeSoto Savannah, Georgia	$173.37	$157.93	$151.81
	$177.19	$159.50	$155.87
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$134.76	$140.34	$143.00
	$139.84	$132.19	$126.67
DoubleTree by Hilton Laurel Laurel, Maryland	$104.12	$104.74	$105.18
	$107.98	$107.77	$104.35
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$139.61	$138.64	$137.14
	$139.25	$135.54	$144.92
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$134.17	$131.29	$140.87
	$134.26	$133.24	$134.74
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$168.37	$167.71	$156.61
	$175.18	$170.76	$170.57
Georgian Terrace Atlanta, Georgia	$193.65	$186.21	$160.31
	$186.28	$175.06	$160.89
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$158.77	$143.62	$141.37
	$153.04	$148.69	$147.14
Hyatt Centric Arlington (1) Arlington, Virginia	$170.31	$173.07	$169.42
	$181.38	$176.31	$170.19
Sheraton Louisville Riverside Jeffersonville, Indiana	$112.16	$138.65	$125.95
	$122.62	$133.86	$137.34
The Whitehall Houston, Texas	$147.60	$154.94	$136.22
	$146.01	$147.66	$140.70
Hyde Resort & Residences (2) Hollywood Beach, Florida	$299.46	$289.66	N/A
	$299.30	$282.20	N/A
All properties weighted average (1)	$156.15	$153.03	$143.64
	$160.11	$150.73	$145.78

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

RevPAR

	Q4 2018	Q4 2017	Q4 2016
	YTD	YTD	YTD
Crowne Plaza Tampa Westshore Tampa, Florida	$75.68	$91.57	$77.81
	$89.73	$94.81	$86.69
The DeSoto Savannah, Georgia	$97.91	$97.22	$95.67
	$109.21	$106.15	$111.48
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$105.33	$109.41	$102.93
	$114.06	$105.56	$98.06
DoubleTree by Hilton Laurel Laurel, Maryland	$69.16	$60.57	$55.42
	$72.09	$69.91	$63.16
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$103.34	$100.09	$92.88
	$108.88	$102.32	$111.66
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$95.29	$91.83	$94.28
	$100.36	$98.91	$94.33
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$105.47	$102.34	$114.65
	$121.19	$123.12	$135.74
Georgian Terrace Atlanta, Georgia	$123.79	$124.75	$112.54
	$126.56	$123.66	$113.88
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$101.94	$88.75	$87.53
	$97.75	$101.62	$103.72
Hyatt Centric Arlington (1) Arlington, Virginia	$127.39	$131.46	$111.30
	$152.04	$148.13	$135.24
Sheraton Louisville Riverside Jeffersonville, Indiana	$65.60	$67.38	$67.82
	$74.25	$85.45	$86.60
The Whitehall Houston, Texas	$80.55	$63.90	$71.24
	$83.95	$85.78	$76.56
Hyde Resort & Residences (2) Hollywood Beach, Florida	$117.83	$111.27	N/A
	$149.15	$106.84	N/A
All properties weighted average (1)	$102.47	$89.44	$92.95
	$112.41	$101.62	$104.37

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET LOSS TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net loss available to common stockholders	$(3,768,165)	$(3,936,525)	$(5,719,978)	$(3,339,136)
Add: Net loss attributable to noncontrolling interest	(472,794)	(486,379)	(718,093)	(413,014)
Depreciation and amortization	5,101,469	4,291,071	20,884,643	16,999,619
Gain on involuntary conversion of assets	(19,202)	(1,201,061)	(917,767)	(2,242,876)
Loss on disposal and/or sale of assets	515,565	1,439,897	511,749	1,413,659
FFO available to common stockholders and unitholders	$1,356,873	$107,003	$14,040,554	$12,418,252
(Increase) decrease in deferred income taxes	(430,800)	2,277,994	319,939	1,498,222
Loss on early extinguishment of debt	—	950,261	753,133	1,178,348
Loss on aborted offering costs	—	—	—	541,129
Unrealized (gain) loss on hedging activities	950,928	(2,364)	808,958	28,384
Adjusted FFO available to common stockholders and unitholders	$1,877,001	$3,332,894	$15,922,584	$15,664,335

Weighted average number of shares outstanding, basic	13,594,651	13,699,225	13,517,488	13,829,100

Weighted average number of non-controlling units	1,778,140	1,778,140	1,778,140	1,778,140

Weighted average number of shares and units outstanding, basic	15,372,791	15,477,365	15,295,628	15,607,240

FFO per common share and unit	$0.09	$0.01	$0.92	$0.80

Adjusted FFO per common share and unit	$0.12	$0.22	$1.04	$1.00

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net loss available to common stockholders	$(3,768,165)	$(3,936,525)	$(5,719,978)	$(3,339,136)
Add: Net loss attributable to noncontrolling interest	(472,794)	(486,379)	(718,093)	(413,014)
Interest expense	5,382,604	3,900,567	19,953,746	15,727,628
Interest income	(116,258)	(92,415)	(352,951)	(218,656)
Income tax (benefit) provision	(412,696)	2,319,694	469,349	1,737,804
Depreciation and amortization	5,101,469	4,291,071	20,884,643	16,999,619
Distributions to preferred stockholders	1,470,507	1,366,639	5,829,914	3,781,639
EBITDA	7,184,667	7,362,652	40,346,630	34,275,884
Loss on early extinguishment of debt	—	950,261	753,133	1,178,348
Loss on disposal and/or sale of assets	515,565	1,439,897	511,749	1,413,659
Gain on involuntary conversion of assets	(19,202)	(1,201,061)	(917,767)	(2,242,876)
Subtotal	7,681,030	8,551,749	40,693,745	34,625,015
Corporate general and administrative	1,614,705	1,453,385	6,180,962	6,335,926
Unrealized (gain) loss on hedging activities	950,928	(2,364)	808,958	28,384
Hotel EBITDA	$10,246,663	$10,002,770	$47,683,665	$40,989,325

Reconciliation of Outlook of Net Income to EBITDA and Hotel EBITDA

	2019 Guidance
	Low Range	High Range

Net income	$1,511	$2,099
Interest expense	21,255	21,255
Interest income	(380)	(380)
Income tax provision	750	1,100
Depreciation and amortization	20,000	20,000

EBITDA	43,136	44,074
Corporate general and administrative	6,050	6,150

Hotel EBITDA	$49,186	$50,224

Reconciliation of Outlook of Net Income to FFO and Adjusted FFO

	2019 Guidance
	Low Range	High Range

Net income	$1,511	$2,099
Depreciation and amortization	20,000	20,000

FFO	21,511	22,099
Distributions to preferred stockholders	(6,142)	(6,142)

FFO available to common stockholders and unitholders	15,369	15,957
Decrease in deferred income taxes	570	920

Adjusted FFO available to common stockholders and unitholders	$15,939	$16,877

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of Adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) corporate general and administrative expense, (12) depreciation and amortization, (13) gains and losses on involuntary conversions of assets, (14) distributions to preferred stockholders and (15) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.